Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

REGAL REXNORD CORPORATION

REGAL BELOIT AMERICA, INC.

REXNORD INDUSTRIES, LLC

LAND NEWCO, INC.

ALTRA INDUSTRIAL MOTION CORP.

AMERICAN PRECISION INDUSTRIES INC.

AMERIDRIVES INTERNATIONAL, LLC

AS MOTION NORTH AMERICA INC.

BOSTON GEAR LLC

FORMSPRAG LLC

GUARDIAN COUPLINGS LLC

INERTIA DYNAMICS, LLC

KILIAN MANUFACTURING CORPORATION

KOLLMORGEN CORPORATION

NOOK INDUSTRIES, LLC

PACSCI MOTION CONTROL, INC.

TB WOOD’S CORPORATION

TB WOOD’S INCORPORATION

THOMSON INDUSTRIES, INC.

THOMSON LINEAR LLC

WARNER ELECTRIC LLC

(Exact Name of Registrant as Specified in its Charter (or Other Organizational Document))

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Debt	6.050% Senior Notes due 2026 (the “2026 Notes”)	457(o)			$1,100,000,000	0.00014760	$162,360.00
	Debt	Guarantees of the 2026 Notes	457(n)			(2)	(2)	(2)
	Debt	6.050% Senior Notes due 2028 (the “2028 Notes”)	457(o)			$1,250,000,000	0.00014760	$184,500.00
	Debt	Guarantees of the 2028 Notes	457(n)			(2)	(2)	(2)
	Debt	6.300% Senior Notes due 2030 (the “2030 Notes”)	457(o)			$1,100,000,000	0.00014760	$162,360.00
	Debt	Guarantees of the 2030 Notes	457(n)			(2)	(2)	(2)
	Debt	6.400% Senior Notes due 2033 (the “2033 Notes”)	457(o)			$1,250,000,000	0.00014760	$184,500.00
	Debt	Guarantees of the 2033 Notes	457(n)			(2)	(2)	(2)
Fees previously paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$4,700,000,000		$693,720.00
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$693,720.00

(1) Estimated solely for the purpose of calculating the registration fee under the Securities Act of 1933, as amended (the “Securities Act”). Represents the aggregate principal amount of the 2026 Notes, the 2028 Notes, the 2030 Notes and the 2033 Notes to be offered in the exchange offer to which the registration statement relates.

(2) Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.